Exhibit 99.1

Media Contact:  Roy L. Morrow (216) 383-4893

Roy_Morrow@lincolnelectric.com

Lincoln Electric reports 2Q’11 Sales increase of 35.6%;

2Q Operating income increase of 56.5%;

2Q EPS of $0.68, an increase of 78.9%

Second Quarter 2011 Highlights
▪ Sales were $699.3 million, an increase of 35.6% from the Second Quarter 2010
▪ Operating income increased 56.5% to $80.0 million from $51.1 million in the Second Quarter 2010
▪ Net income increased 75.2% to $57.0 million, or $0.68 per diluted share, from $32.5 million, or $0.38 per diluted share, in the Second Quarter 2010

CLEVELAND, Ohio, U.S.A., July 21, 2011 — Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported second quarter 2011 net income of $57.0 million, or $0.68 per diluted share.  Sales were $699.3 million in the second quarter 2011 versus $515.6 million in the comparable 2010 period, an increase of 35.6%.  Operating income for the second quarter increased $28.9 million to $80.0 million, or 11.4% of sales, from $51.1 million, or 9.9% of sales, in the comparable 2010 period.

Net income for the second quarter 2011 was $57.0 million, or $0.68 per diluted share, compared with net income of $32.5 million, or $0.38 per diluted share, in the second quarter 2010.  The effective tax rate for the second quarter 2011 was 30.0% compared with 33.5% in 2010.

“We are very pleased with both the strength and quality of our operating results for the second quarter,” said John M. Stropki, Chairman and Chief Executive Officer.  “The significant increase in sales and operating profits in the quarter provide good momentum entering the second half of 2011, however, the ongoing global economic uncertainty leads us to be cautious.

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Lincoln Electric Reports Second Quarter 2011 Financial Results

“Our continued focus on new products provided growth through market share gains, which played an important role in the strong sales increase during the quarter.  Current demand levels remain positive but we are beginning to experience our normal seasonal slowing in third quarter order patterns.  Our constant attention to productivity improvements and selling, general and administrative costs will continue to provide operating leverage and the flexibility to execute our long-term strategic objectives to the benefit of our customers, shareholders and employees.”

Net cash provided by operating activities was $28.8 million in the second quarter compared with $32.1 million for the comparable period in 2010.  The Company returned $25.4 million to shareholders through the payment of $13.0 million in dividends and the repurchase of $12.4 million of the Company’s shares for treasury during the second quarter of 2011.

Sales for the six months ended June 30, 2011 were $1.3 billion versus $986.5 million in the comparable 2010 period, an increase of 31.6%.  Operating income for the six months ended June 30, 2011 increased $53.6 million to $139.5 million, or 10.7% of sales, from $85.9 million in the comparable 2010 period.

Net income for the six months ended June 30, 2011 was $103.9 million, or $1.23 per diluted share, compared with net income of $56.3 million, or $0.66 per diluted share, for the comparable period in 2010.  Adjusted net income was $99.3 million, or $1.18 per diluted share, compared with $57.7 million, or $0.68 per diluted share, for the six months ended June 30, 2010.  The effective tax rate for the six months ended June 30, 2011 was 26.8%, or 30.2% as adjusted, compared with 32.7% in 2010.  In the six months ended June 30, 2011, the Company recorded a $4.8 million favorable adjustment for tax audit settlements.

Net cash provided by operating activities was $45.6 million in the six months ended June 30, 2011 compared with $47.7 million for the comparable period in 2010.  The Company returned $39.3 million to shareholders through the payment of $26.0 million in dividends and the repurchase of $13.3 million of the Company’s shares for treasury during the six months ended June 30, 2011.

The Company’s Board of Directors declared a quarterly cash dividend of $0.155 per share, which was paid on July 15, 2011 to holders of record as of June 30, 2011.

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Lincoln Electric Reports Second Quarter 2011 Financial Results

Financial results for the second quarter 2011 can also be obtained at http://www.lincolnelectric.com/InvestorNews.

A conference call to discuss the second quarter 2011 financial results is scheduled for today, Thursday, July 21, 2011, at 10:00 a.m., Eastern Time.  An audio webcast of the call is accessible through the Company’s website at http://www.lincolnelectric.com/InvestorWebcasts/.

Adjusted operating income, adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures that management believes are important to investors to evaluate and compare the Company’s financial performance from period to period.  Management uses this information in assessing and evaluating the Company’s underlying operating performance.  Non-GAAP financial measures should be read in conjunction with the GAAP financial measures, as non-GAAP measures are a supplement to, and not a replacement for, GAAP financial measures.  Please refer to the attached schedule for a reconciliation of non-GAAP financial measures to the related GAAP financial measures.

Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc welding systems, plasma and oxyfuel cutting equipment and has a leading global position in the brazing and soldering alloys market.  Headquartered in Cleveland, Ohio, Lincoln has 41 manufacturing locations, including operations and joint ventures in 19 countries and a worldwide network of distributors and sales offices covering more than 160 countries.  For more information about Lincoln Electric, its products and services, visit the Company’s website at http://www.lincolnelectric.com.

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Lincoln Electric Reports Second Quarter 2011 Financial Results

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic and market conditions; the effectiveness of operating initiatives; currency exchange and interest rates; adverse outcome of pending or potential litigation; possible acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; and the possible effects of events beyond our control, such as political unrest, acts of terror and natural disasters, on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K.

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Lincoln Electric Holdings, Inc. Financial Highlights (In thousands, except per share amounts) (Unaudited)

Consolidated Statements of Income

	Three Months Ended June 30,				Fav (Unfav) to Prior Year
	2011	% of Sales	2010	% of Sales	$	%
Net sales	$699,293	100.0%	$515,584	100.0%	$183,709	35.6%
Cost of goods sold	503,789	72.0%	367,001	71.2%	(136,788)	(37.3%)
Gross profit	195,504	28.0%	148,583	28.8%	46,921	31.6%
Selling, general & administrative expenses	115,546	16.5%	101,065	19.6%	(14,481)	(14.3%)
Rationalization and asset impairment charges (gains)	(75)	—	(3,629)	(0.7%)	(3,554)	(97.9%)
Operating income	80,033	11.4%	51,147	9.9%	28,886	56.5%
Interest income	661	0.1%	544	0.1%	117	21.5%
Equity earnings in affiliates	1,715	0.2%	1,184	0.2%	531	44.8%
Other income	712	0.1%	263	0.1%	449	170.7%
Interest expense	(1,627)	(0.2%)	(1,566)	(0.3%)	(61)	(3.9%)
Income before income taxes	81,494	11.7%	51,572	10.0%	29,922	58.0%
Income taxes	24,472	3.5%	17,265	3.3%	(7,207)	(41.7%)
Effective tax rate	30.0%		33.5%		3.4%
Net income including noncontrolling interests	57,022	8.2%	34,307	6.7%	22,715	66.2%
Noncontrolling interests in subsidiaries’ earnings	9	—	1,767	0.3%	1,758	99.5%
Net income	$57,013	8.2%	$32,540	6.3%	$24,473	75.2%

Basic earnings per share	$0.69		$0.38		$0.31	81.6%
Diluted earnings per share	$0.68		$0.38		$0.30	78.9%

Weighted average shares (basic)	83,037		84,612
Weighted average shares (diluted)	84,105		85,416

	Six Months Ended June 30,				Fav (Unfav) to Prior Year
	2011	% of Sales	2010	% of Sales	$	%
Net sales	$1,298,472	100.0%	$986,542	100.0%	$311,930	31.6%
Cost of goods sold	941,530	72.5%	714,626	72.4%	(226,904)	(31.8%)
Gross profit	356,942	27.5%	271,916	27.6%	85,026	31.3%
Selling, general & administrative expenses	217,165	16.7%	188,840	19.1%	(28,325)	(15.0%)
Rationalization and asset impairment charges (gains)	282	—	(2,828)	(0.3%)	(3,110)	(110.0%)
Operating income	139,495	10.7%	85,904	8.7%	53,591	62.4%
Interest income	1,269	0.1%	1,179	0.1%	90	7.6%
Equity earnings in affiliates	2,545	0.2%	1,614	0.2%	931	57.7%
Other income	2,007	0.2%	696	0.1%	1,311	188.4%
Interest expense	(3,285)	(0.3%)	(3,080)	(0.3%)	(205)	(6.7%)
Income before income taxes	142,031	10.9%	86,313	8.7%	55,718	64.6%
Income taxes	38,067	2.9%	28,240	2.9%	(9,827)	(34.8%)
Effective tax rate	26.8%		32.7%		5.9%
Net income including noncontrolling interests	103,964	8.0%	58,073	5.9%	45,891	79.0%
Noncontrolling interests in subsidiaries’ earnings	41	—	1,805	0.2%	1,764	97.7%
Net income	$103,923	8.0%	$56,268	5.7%	$47,655	84.7%

Basic earnings per share	$1.25		$0.66		$0.59	89.4%
Diluted earnings per share	$1.23		$0.66		$0.57	86.4%

Weighted average shares (basic)	83,414		84,710
Weighted average shares (diluted)	84,493		85,464

Net income per common share, weighted average number of common shares outstanding and cash dividends per common share have been retroactively adjusted to give effect to the two-for-one stock split.

Lincoln Electric Holdings, Inc. Financial Highlights (In thousands, except per share amounts) (Unaudited)

Non-GAAP Financial Measures

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Operating income as reported	$80,033	$51,147	$139,495	$85,904
Special items (pre-tax):
Rationalization and asset impairment charges (gains) (1)	(75)	(3,629)	282	(2,828)
Venezuela - functional currency change and devaluation (2)	—	2,319	—	2,308
Adjusted operating income (4)	$79,958	$49,837	$139,777	$85,384

Net income as reported	$57,013	$32,540	$103,923	$56,268
Special items (after-tax):
Rationalization and asset impairment charges (gains) (1)	(44)	(3,773)	237	(3,161)
Venezuela - functional currency change and devaluation (2)	—	2,319	—	2,745
Noncontrolling interests (1)	—	1,846	—	1,846
Adjustment for tax audit settlements (3)	—	—	(4,844)	—
Adjusted net income (4)	$56,969	$32,932	$99,316	$57,698

Diluted earnings per share as reported	$0.68	$0.38	$1.23	$0.66
Special items	—	0.01	(0.05)	0.02
Adjusted diluted earnings per share (4)	$0.68	$0.39	$1.18	$0.68

Weighted average shares (diluted)	84,105	85,416	84,493	85,464

(1)             The three and six month periods ended June 30, 2011 and 2010 include gains related to the sale of assets at rationalized operations offset by charges associated with severance and other costs from the consolidation of manufacturing operations initiated in 2009.  In 2010, the closure of certain manufacturing operations included noncontrolling interests.

(2)             Represents the impact of the change in the functional currency of the Company’s Venezuelan operation to the U.S. dollar and the devaluation of the Venezuelan currency.

(3)             Represents a favorable adjustment for tax audit settlements.

(4)             Adjusted operating income, Adjusted net income and Adjusted diluted earnings per share are non-GAAP financial measures that management believes are important to investors to evaluate and compare the Company’s financial performance from period to period.  Management uses this information in assessing and evaluating the Company’s underlying operating performance.  Non-GAAP financial measures should be read in conjunction with the GAAP financial measures, as non-GAAP measures are a supplement to, and not a replacement for, GAAP financial measures.

Net income per common share, weighted average number of common shares outstanding and cash dividends per common share have been retroactively adjusted to give effect to the two-for-one stock split.

Lincoln Electric Holdings, Inc. Financial Highlights (In thousands) (Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	June 30, 2011	December 31, 2010

Cash and cash equivalents	$337,915	$366,193
Total current assets	1,278,468	1,082,512
Property, plant and equipment, net	492,811	478,566
Total assets	2,001,066	1,783,788

Total current liabilities	539,340	335,592
Short-term debt	95,489	13,078
Long-term debt	1,710	84,627
Total equity	1,268,059	1,149,478

Net Operating Working Capital	June 30, 2011	December 31, 2010

Accounts receivable	$414,236	$321,948
Inventory	424,480	291,730
Trade accounts payable	228,474	147,111
Net operating working capital	$610,242	$466,567

Net operating working capital to net sales (1)	21.8%	20.7%

Invested Capital	June 30, 2011	December 31, 2010

Short-term debt	$95,489	$13,078
Long-term debt	1,710	84,627
Total debt	97,199	97,705
Total equity	1,268,059	1,149,478
Invested capital	$1,365,258	$1,247,183

Total debt / invested capital	7.1%	7.8%
Return on invested capital (2)	13.2%	10.7%

(1)             Net operating working capital to net sales is defined as net operating working capital divided by annualized rolling three months of sales.

(2)             Return on invested capital is defined as rolling 12 months of earnings excluding tax-effected interest divided by invested capital.

Lincoln Electric Holdings, Inc. Financial Highlights (In thousands, except per share amounts) (Unaudited)

Consolidated Statements of Cash Flows

	Three Months Ended June 30,
	2011	2010
OPERATING ACTIVITIES:
Net income	$57,013	$32,540
Noncontrolling interests in subsidiaries’ earnings	9	1,767
Net income including noncontrolling interests	57,022	34,307
Adjustments to reconcile Net income including noncontrolling interests to Net cash provided by operating activities:
Rationalization and asset impairment charges (gains)	(204)	(4,715)
Depreciation and amortization	16,143	14,123
Equity earnings in affiliates, net	(196)	(2)
Other non-cash items, net	5,592	15,328
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in accounts receivable	(32,399)	(9,593)
Increase in inventories	(49,663)	(23,055)
Increase in trade accounts payable	10,484	10,149
Decrease in accrued pensions	(9,140)	(10,558)
Net change in other current assets and liabilities	31,815	12,896
Net change in other long-term assets and liabilities	(616)	(6,733)
NET CASH PROVIDED BY OPERATING ACTIVITIES	28,838	32,147

INVESTING ACTIVITIES:
Capital expenditures	(13,867)	(13,719)
Acquisition of businesses, net of cash acquired	—	(182)
Proceeds from sale of property, plant and equipment	707	7,907
NET CASH USED BY INVESTING ACTIVITIES	(13,160)	(5,994)

FINANCING ACTIVITIES:
Net change in borrowings	(167)	(2,842)
Proceeds from exercise of stock options	3,335	812
Tax benefit from exercise of stock options	1,312	292
Purchase of shares for treasury	(12,404)	(10,055)
Cash dividends paid to shareholders	(13,018)	(11,870)
NET CASH USED BY FINANCING ACTIVITIES	(20,942)	(23,663)

Effect of exchange rate changes on Cash and cash equivalents	1,764	(5,197)
DECREASE IN CASH AND CASH EQUIVALENTS	(3,500)	(2,707)
Cash and cash equivalents at beginning of period	341,415	376,608
Cash and cash equivalents at end of period	$337,915	$373,901

Cash dividends paid per share	$0.155	$0.14

Lincoln Electric Holdings, Inc. Financial Highlights (In thousands, except per share amounts) (Unaudited)

Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2011	2010
OPERATING ACTIVITIES:
Net income	$103,923	$56,268
Noncontrolling interests in subsidiaries’ earnings	41	1,805
Net income including noncontrolling interests	103,964	58,073
Adjustments to reconcile Net income including noncontrolling interests to Net cash provided by operating activities:
Rationalization and asset impairment charges (gains)	23	(4,715)
Depreciation and amortization	31,349	28,360
Equity earnings in affiliates, net	(558)	(170)
Other non-cash items, net	24,432	11,703
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in accounts receivable	(75,723)	(49,872)
Increase in inventories	(111,727)	(46,072)
Increase in trade accounts payable	66,037	48,465
Decrease in accrued pensions	(16,544)	(18,140)
Net change in other current assets and liabilities	27,385	26,324
Net change in other long-term assets and liabilities	(3,062)	(6,213)
NET CASH PROVIDED BY OPERATING ACTIVITIES	45,576	47,743

INVESTING ACTIVITIES:
Capital expenditures	(29,370)	(23,490)
Acquisition of businesses, net of cash acquired	(17,881)	(182)
Proceeds from sale of property, plant and equipment	849	7,949
NET CASH USED BY INVESTING ACTIVITIES	(46,402)	(15,723)

FINANCING ACTIVITIES:
Net change in borrowings	(1,486)	(4,842)
Proceeds from exercise of stock options	6,199	1,008
Tax benefit from exercise of stock options	2,027	370
Purchase of shares for treasury	(13,309)	(12,924)
Cash dividends paid to shareholders	(26,005)	(23,755)
NET CASH USED BY FINANCING ACTIVITIES	(32,574)	(40,143)

Effect of exchange rate changes on Cash and cash equivalents	5,122	(6,112)
DECREASE IN CASH AND CASH EQUIVALENTS	(28,278)	(14,235)
Cash and cash equivalents at beginning of period	366,193	388,136
Cash and cash equivalents at end of period	$337,915	$373,901

Cash dividends paid per share	$0.31	$0.28

Lincoln Electric Holdings, Inc. Segment Highlights (In thousands) (Unaudited)

	North			South		The Harris
	America	Europe	Asia Pacific	America		Products	Corporate /
	Welding	Welding	Welding	Welding		Group	Eliminations	Consolidated
Three months ended June 30, 2011
Net sales	$321,656	$139,248	$102,721	$37,769		$97,899	$—	$699,293
Inter-segment sales	37,222	6,302	3,397	120		2,017	(49,058)	—
Total	$358,878	$145,550	$106,118	$37,889		$99,916	$(49,058)	$699,293

EBIT (1)	$58,120	$11,039	$1,365	$3,527		$9,197	$(788)	$82,460
As a percent of total sales	16.2%	7.6%	1.3%	9.3%		9.2%		11.8%
Special items charge (gain) (2)	$—	$34	$(109)	$—		$—	$—	$(75)
EBIT, as adjusted (3)	$58,120	$11,073	$1,256	$3,527		$9,197	$(788)	$82,385
As a percent of total sales	16.2%	7.6%	1.2%	9.3%		9.2%		11.8%

Three months ended June 30, 2010
Net sales	$253,809	$85,205	$82,363	$28,196		$66,011	$—	$515,584
Inter-segment sales	28,182	2,987	2,585	208		1,628	(35,590)	—
Total	$281,991	$88,192	$84,948	$28,404		$67,639	$(35,590)	$515,584

EBIT (1)	$40,301	$6,790	$5,939	$(1,318)		$2,934	$(2,052)	$52,594
As a percent of total sales	14.3%	7.7%	7.0%	(4.6%	)	4.3%		10.2%
Special items charge (gain) (4)	$—	$1,169	$(4,382)	$2,319		$(416)	$—	$(1,310)
EBIT, as adjusted (3)	$40,301	$7,959	$1,557	$1,001		$2,518	$(2,052)	$51,284
As a percent of total sales	14.3%	9.0%	1.8%	3.5%		3.7%		9.9%

Six months ended June 30, 2011
Net sales	$602,413	$253,456	$190,281	$71,842		$180,480	$—	$1,298,472
Inter-segment sales	72,349	10,137	6,610	120		4,250	(93,466)	—
Total	$674,762	$263,593	$196,891	$71,962		$184,730	$(93,466)	$1,298,472

EBIT (1)	$104,756	$16,593	$1,492	$5,575		$15,740	$(109)	$144,047
As a percent of total sales	15.5%	6.3%	0.8%	7.7%		8.5%		11.1%
Special items charge (gain) (2)	$—	$392	$(110)	$—		$—	$—	$282
EBIT, as adjusted (3)	$104,756	$16,985	$1,382	$5,575		$15,740	$(109)	$144,329
As a percent of total sales	15.5%	6.4%	0.7%	7.7%		8.5%		11.1%

Six months ended June 30, 2010
Net sales	$485,144	$169,881	$154,308	$50,944		$126,265	$—	$986,542
Inter-segment sales	53,090	6,545	5,086	402		3,359	(68,482)	—
Total	$538,234	$176,426	$159,394	$51,346		$129,624	$(68,482)	$986,542

EBIT (1)	$71,297	$7,348	$6,660	$28		$5,675	$(2,794)	$88,214
As a percent of total sales	13.2%	4.2%	4.2%	0.1%		4.4%		8.9%
Special items charge (gain) (4)	$—	$1,709	$(4,121)	$2,308		$(416)	$—	$(520)
EBIT, as adjusted (3)	$71,297	$9,057	$2,539	$2,336		$5,259	$(2,794)	$87,694
As a percent of total sales	13.2%	5.1%	1.6%	4.5%		4.1%		8.9%

(1)                 EBIT is defined as Operating income plus Equity earnings in affiliates and Other income.

(2)                 Special items include rationalization and asset impairment charges (gains).

(3)                 The primary profit measure used by management to assess segment performance is EBIT, as adjusted.  EBIT for each operating segment is adjusted for special items to derive EBIT, as adjusted.

(4)                 Special items include rationalization charges and the impact of the change in the functional currency of the Company’s Venezuelan operation to the U.S. dollar and the devaluation of the Venezuelan currency.

Lincoln Electric Holdings, Inc. Change in Net Sales by Segment (In thousands) (Unaudited)

Three Months Ended June 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2010	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2011
Operating Segments
North America Welding	$253,809	$53,677	$829	$10,151	$3,190	$321,656
Europe Welding	85,205	12,451	23,005	5,790	12,797	139,248
Asia Pacific Welding	82,363	11,268	—	1,483	7,607	102,721
South America Welding	28,196	4,896	—	2,672	2,005	37,769
The Harris Products Group	66,011	6,445	—	23,145	2,298	97,899
Consolidated	$515,584	$88,737	$23,834	$43,241	$27,897	$699,293

% Change
North America Welding		21.1%	0.3%	4.0%	1.3%	26.7%
Europe Welding		14.6%	27.0%	6.8%	15.0%	63.4%
Asia Pacific Welding		13.7%	—	1.8%	9.2%	24.7%
South America Welding		17.4%	—	9.5%	7.1%	34.0%
The Harris Products Group		9.8%	—	35.1%	3.5%	48.3%
Consolidated		17.2%	4.6%	8.4%	5.4%	35.6%

Six Months Ended June 30th Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2010	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2011
Operating Segments
North America Welding	$485,144	$94,063	$1,277	$16,275	$5,654	$602,413
Europe Welding	169,881	27,201	31,027	10,940	14,407	253,456
Asia Pacific Welding	154,308	20,526	—	3,258	12,189	190,281
South America Welding	50,944	12,607	—	5,059	3,232	71,842
The Harris Products Group	126,265	12,971	—	38,088	3,156	180,480
Consolidated	$986,542	$167,368	$32,304	$73,620	$38,638	$1,298,472

% Change
North America Welding		19.4%	0.3%	3.4%	1.2%	24.2%
Europe Welding		16.0%	18.3%	6.4%	8.5%	49.2%
Asia Pacific Welding		13.3%	—	2.1%	7.9%	23.3%
South America Welding		24.7%	—	9.9%	6.3%	41.0%
The Harris Products Group		10.3%	—	30.2%	2.5%	42.9%
Consolidated		17.0%	3.3%	7.5%	3.9%	31.6%